              As filed with the Securities and Exchange Commission
                               on February 7, 2003

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            P. H. GLATFELTER COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         Pennsylvania                                            23-0628360
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

96 South George Street, Suite 500, York, Pennsylvania                   17401
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)

                            P. H. Glatfelter Company
                 401(k) Savings Plan for Neenah Hourly Employees
                            (FULL TITLE OF THE PLAN)

                                Markus R. Mueller
                        Corporate Counsel, Secretary and
                        Director of Policy and Compliance
                        96 South George Street, Suite 500
                                 York, PA 17401
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (717) 225-4711
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                          MORRIS CHESTON, JR., ESQUIRE
                     BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                         1735 MARKET STREET, 51ST FLOOR
                      PHILADELPHIA, PENNSYLVANIA 19103-7599
                                 (215) 665-8500

            The Board of Directors of P. H. Glatfelter Company (the "Company") adopted the Company's 401(k) Savings Plan for Neenah Hourly Employees (the "Plan") on June 24, 1998 and the Plan became effective on January 1, 1999. The Board of Directors amended the Plan a number of times since January 1, 1999, including an amendment that changed the name of the Plan to the Glatfelter 401(k) Savings Plan for Neenah Hourly Employees.

            On November 9, 1998, the Company filed Registration Statement No. 333-66991 on Form S-8 (the "Registration Statement") to register 60,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), such shares constituting all of the shares available for issuance under the Plan, and an indeterminate amount of interests in the Plan.

            On March 8, 2002, the Board of Directors of the Company approved an action to merge the Plan with and into the Profit Sharing Plan of P. H. Glatfelter Company and The Glatfelter Pulp Wood Company (Spring Grove Hourly Group), effective at 11:59 p.m. on December 31, 2002, upon which the separate existence of the Plan will terminate. As of the effective time of the termination of the Plan, 34,902 shares of the 60,000 shares of Common Stock available for issuance under the Plan had been issued and sold.

            Accordingly, the Company hereby deregisters a total of 25,098 shares of Common Stock, which amount constitutes all of the shares of Common Stock available for issuance under the Plan which remained unsold at the termination of the Plan.

            The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of York, Commonwealth of Pennsylvania, on January 31, 2003.

                                          P. H. GLATFELTER COMPANY


                                          By: /s/ George H. Glatfelter II
                                              ----------------------------------
                                                  George H. Glatfelter II
                                                  Chief Executive Officer


            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                                Title                                                Date
---------                                                -----                                                ----
/s/ Robert E. Chappell                                   Director                                             January 31, 2003
---------------------------
Robert E. Chappell


/s/ Kathleen Dahlberg                                    Director                                             January 31, 2003
---------------------------
Kathleen Dahlberg


/s/ Nicholas DeBenedictis                                Director                                             January 31, 2003
---------------------------
Nicholas DeBenedictis


/s/ Patricia G. Foulkrod                                 Director                                             January 31, 2003
---------------------------
Patricia G. Foulkrod


/s/ George H. Glatfelter II                              Director and Chief Executive                         January 31, 2003
---------------------------                              Officer (Principal Executive
George H. Glatfelter II                                  Officer)

/s/ J. Robert Hall                                       Director                                             January 31, 2003
---------------------------
J. Robert Hall


/s/ M. Alanson Johnson II                                Director                                             January 31, 2003
---------------------------
M. Alanson Johnson II


/s/ Ronald J. Naples                                     Director                                             January 31, 2003
---------------------------
Ronald J. Naples


/s/ Robert P. Newcomer                                   Director and Acting Chief Financial                  January 31, 2003
---------------------------                              Officer (Principal Financial Officer)
Robert P. Newcomer


/s/ C. Matthew Smith                                     Corporate Controller and                             January 31, 2003
---------------------------                              Principal Accounting Officer
C. Matthew Smith


/s/ Richard L. Smoot                                     Director                                             January 31, 2003
---------------------------
Richard L. Smoot


/s/ Lee C. Stewart                                       Director                                             January 31, 2003
---------------------------
Lee C. Stewart

            The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on January 31, 2003.

                                                   P. H. GLATFELTER COMPANY
                                                   401(K) SAVINGS PLAN FOR
                                                   NEENAH HOURLY EMPLOYEES


                                                   By:  /s/ John R. Anke
                                                      --------------------------
                                                        John R. Anke
                                                        Plan Administrator